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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1999 relating to the financial statements, which appears in Atmel Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 21, 1999, relating to the financial statement schedule which appears in such Annual Report on Form 10-K/A.


                                       /s/ PricewaterhouseCoopers LLP



San Jose, California
September 30, 1999